AMENDMENT NO. 32

TO THE AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

This Amendment No. 32 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM Investment Funds (Invesco Investment Funds) (the “Trust”) amends, effective January 29, 2016, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trustees of the Trust approved this amendment and a vote of the Shareholders is not required for this amendment;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Section 7.3 is amended to read as follows:

Section 7.3 Redemptions at the Option of the Trust. At the option of the Board of Trustees, the Trust may, from time to time, without the vote of the Shareholders, but subject to the 1940 Act, redeem shares of any Shareholder or authorize the closing of any Shareholder account, subject to such conditions as may be established from time to time by the Board of Trustees and disclosed to Shareholders.

2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of January 29, 2016.

By: Name: Title:	/s/ John M. Zerr
John M. Zerr
Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco All Cap Market Neutral Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Balanced-Risk Allocation Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Balanced-Risk Commodity Strategy Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Greater China Fund	Class A Shares Class B Shares Class C Shares Class R5 Shares Class Y Shares

Invesco Developing Markets Fund	Class A Shares Class B Shares Class C Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Emerging Markets Equity Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Emerging Markets Flexible Bond Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Endeavor Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Global Infrastructure Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Global Health Care Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Investor Class Shares

Invesco Global Market Neutral Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Global Markets Strategy Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Global Targeted Returns Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco International Total Return Fund	Class A Shares Class B Shares Class C Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Long/Short Equity Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Low Volatility Emerging Markets Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Macro International Equity Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco MLP Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Macro Long/Short Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Pacific Growth Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class R5 Shares Class Y Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Premium Income Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Select Companies Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class R5 Shares Class Y Shares

Invesco Strategic Income Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares

Invesco Unconstrained Bond Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class Y Shares”

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